Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Dana C. Gavenda

President and Chief Executive Officer

FSB Community Bankshares, Inc.

FSB Bancorp, Inc.

Tel. (585) 223-9080

FSB BANCORP, INC. TO COMMENCE STOCK OFFERING

Fairport, New York, May 19, 2016 — FSB Community Bankshares, Inc. (“FSB Community”) (OTC Pink: FSBC), announced today that FSB Bancorp, Inc., a Maryland corporation (“FSB Bancorp”), the proposed new holding company for Fairport Savings Bank, and FSB Community Bankshares, MHC have received regulatory approval from the Board of Governors of the Federal Reserve System to commence FSB Bancorp’s stock offering in connection with FSB Community Bankshares, MHC’s proposed conversion from the mutual holding company form of organization to the stock holding company form of organization. In addition, the New York State Department of Financial Services approved FSB Bancorp’s application to acquire control of Fairport Savings Bank. FSB Bancorp also announced today that the registration statement relating to the sale of common stock of FSB Bancorp has been declared effective by the Securities and Exchange Commission.

FSB Bancorp is offering for sale up to 1,035,000 shares of common stock at $10.00 per share, representing the majority ownership interest in FSB Community currently owned by FSB Community Bankshares, MHC. The number of shares offered for sale is based on an independent appraisal of the estimated pro forma market value of FSB Bancorp as of February 26, 2016.

At the conclusion of the conversion and offering, the existing shares of common stock held by the public stockholders of FSB Community will be exchanged for between 0.8041 and 1.0879 shares of FSB Bancorp common stock, depending on the number of shares sold in the offering. After the completion of the conversion and offering, FSB Bancorp will be 100% owned by public stockholders, and FSB Community and FSB Community Bankshares, MHC will each cease to exist. Fairport Savings Bank will continue to operate as it does today, and will be a wholly-owned subsidiary of FSB Bancorp.

The completion of the conversion and offering is subject to, among other things, selling a minimum of 765,000 shares in the offering, the receipt of all necessary final regulatory approvals, the receipt of the approval of the members of FSB Community Bankshares, MHC (depositors and certain borrowers of Fairport Savings Bank) as of May 2, 2016, and the receipt of the approval of the stockholders of FSB Community as of May 2, 2016.

On or about May 20, 2016, offering materials will be mailed to members and certain former depositors eligible to purchase shares in the subscription offering, and proxy solicitation materials will be mailed to members and stockholders. Shares of common stock not sold in the subscription offering may be available in a community offering to the general public. The subscription offering and community offering, if any, are expected to expire at 4:00 p.m., Eastern Time, on June 14, 2016. The members’ and stockholders’ meetings are scheduled for June 29, 2016.

FSB Bancorp has established a Stock Information Center to handle inquiries with respect to the subscription and community offerings. The Stock Information Center will open on May 23, 2016. The Stock Information Center’s telephone number is (888) 317-9712. Hours of operation will be from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays. A copy of the prospectus and stock order form relating to the subscription and community offerings may be obtained from the Stock Information Center beginning on May 23, 2016.

Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) is FSB Bancorp’s selling agent in the subscription and community offerings. Luse Gorman, PC is serving as legal counsel to FSB Community and FSB Bancorp.

Fairport Savings Bank was founded in 1888 and is headquartered in Fairport, New York with four additional branch offices located in Penfield, Irondequoit, Webster and Perinton, New York. The Bank also has loan production offices in Buffalo, Greece, Pittsford and Watertown, New York. At March 31, 2016, FSB Community Bankshares, Inc. had $257.8 million in total assets.

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: the ability to receive member and stockholder approvals, general economic trends, changes in interest rates, increased competition, changes in consumer demand for financial services, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements.

Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors listed above could affect FSB Bancorp’s financial performance and could cause FSB Bancorp’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. FSB Bancorp does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription and community offering, an accompanying stock order form).

A proxy statement/prospectus concerning the conversion has been filed with the Securities and Exchange Commission. Stockholders of FSB Community are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by FSB Bancorp free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, the proxy statement/prospectus may be obtained free of charge from the Corporate Secretary of FSB Community at 45 South Main Street, Fairport, New York 14450, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of FSB Community are participants in the solicitation of proxies from the stockholders of FSB Community in favor of the conversion. Information about the directors and executive officers of FSB Community is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.